AMERICAN RENAL ASSOCIATES HOLDINGS, INC. ANNOUNCES THIRD QUARTER 2017 RESULTS
BEVERLY, MA (November 14, 2017) - American Renal Associates Holdings, Inc. (NYSE: ARA) (“ARA” or the “Company”), a leading provider of outpatient dialysis services, today announced financial and operating results for the third quarter ended September 30, 2017.
Certain metrics, including those expressed on an adjusted basis, are Non-GAAP financial measures (See “Use of Non-GAAP Financial Measures” and the reconciliation tables further below).
Third Quarter 2017 Highlights (all percentage changes compare Q3 2017 to Q3 2016 unless noted):

•	Net patient service operating revenues decreased 2.7% to $187.7 million;

•	Net income attributable to American Renal Associates Holdings, Inc. was $8.0 million as compared to $12.4 million in Q3 2016;

•	Adjusted EBITDA less noncontrolling interests (“Adjusted EBITDA-NCI”) was $28.1 million as compared to $32.5 million in Q3 2016;

•	Adjusted net income attributable to American Renal Associates Holdings, Inc. was $6.4 million, or $0.19 per share, for Q3 2017;

•
Total dialysis treatments increased 6.8%, all of which was non-acquired growth. The Company estimates that operational disruptions related to Hurricanes Harvey and Irma unfavorably impacted Q3 2017 treatment growth by approximately 0.4%; and

•	As of September 30, 2017, the Company operated 217 outpatient dialysis centers serving approximately 15,200 patients.

Joseph (Joe) Carlucci, Chairman and Chief Executive Officer, said, “We are very pleased with our third quarter 2017 results. During the third quarter of 2017, our organization maintained its strong focus on delivering high quality patient care, while also sustaining its performance on the operational initiatives we outlined earlier this year. Our third quarter results further demonstrate that these operating initiatives firmly position our organization in a manner that should allow us to maintain a more efficient cost structure going forward.”
“During the third quarter of 2017, we opened one new de novo clinic, sold one clinic and ended the period with a pipeline of 36 signed clinics at September 30, 2017. Our business development pipeline continues to be strong and reflects the growing acceptance of our operating philosophy and the physician partnership model within the nephrology community,” continued Carlucci.

Financial and operating highlights include:
Revenue: Net patient service operating revenues for the third quarter of 2017 were $187.7 million, a decrease of 2.7% as compared to $193.0 million for the prior-year period due to adverse changes in payor mix, partially offset by treatment growth. Net patient service operating revenues for the nine months ending September 30, 2017 and 2016 were $550.7 million.
Treatment Volume: Total dialysis treatments for the third quarter of 2017 were 551,258 representing an increase of 6.8% over the third quarter of 2016. All of our treatment growth was attributable to non-acquired treatment growth for the third quarter of 2017.

Center Activity: As of September 30, 2017, the Company provided services at 217 outpatient dialysis centers serving 15,237 patients. During the third quarter of 2017, we opened one de novo center and sold one center. As of September 30, 2017, we had 36 signed clinics scheduled to open in the future.

Net income, Net income attributable to noncontrolling interests, Net income attributable to American Renal Associates Holdings, Inc., Adjusted EBITDA and Adjusted EBITDA less noncontrolling interests:

	(Unaudited)
	Three Months Ended September 30,		Increase (Decrease)
(dollars in thousands)	2017	2016	Amount	Percentage Change
Net income	$26,672	$36,046	$(9,374)	(26.0)%
Net income attributable to noncontrolling interests	(18,689)	(23,622)	4,933	(20.9)%
Net income attributable to American Renal Associates Holdings, Inc.	$7,983	$12,424	$(4,441)	(35.7)%
Non-GAAP financial measures**:
Adjusted EBITDA	$46,838	$56,154	$(9,316)	(16.6)%
Adjusted EBITDA less noncontrolling interests	$28,149	$32,532	$(4,383)	(13.5)%

	(Unaudited)
	Nine Months Ended September 30,		Increase (Decrease)
(dollars in thousands)	2017	2016	Amount	Percentage Change
Net income	$55,965	$71,645	$(15,680)	(21.9)%
Net income attributable to noncontrolling interests	(51,339)	(64,911)	13,572	(20.9)%
Net income attributable to American Renal Associates Holdings, Inc.	$4,626	$6,734	$(2,108)	(31.3)%
Non-GAAP financial measures**:
Adjusted EBITDA	$128,306	$156,292	$(27,986)	(17.9)%
Adjusted EBITDA less noncontrolling interests	$76,967	$91,381	$(14,414)	(15.8)%
_______________________________________________________

**	See reconciliation of Non-GAAP Financial Measures.

Operating Expenses: Patient care costs for the third quarter of 2017 were $119.6 million or 63.7% of net patient service operating revenues as compared to $116.1 million or 60.2% (or 59.2% excluding the Modification Expense described below) of net patient service operating revenues in the prior-year period. General and administrative expenses were $22.3 million or 11.9% of net patient service operating revenues as compared to $33.4 million or 17.3% (or 12.0% excluding the Modification Expense described below) of net patient service operating revenues in the prior-year period. Patient care costs include $1.9 million for the third quarter of 2016 of stock-based compensation related to modification of options at the time of the Company’s initial public offering (the “Modification Expense”). General and administrative expenses include $10.3 million for the third quarter of 2016 of Modification Expense.

Patient care costs for the nine months ended September 30, 2017 were $358.0 million or 65.0% (or 64.7% excluding the Modification Expense, severance costs and gain on sale of assets) of net patient service operating revenues as compared to $331.3 million or 60.2% (or 59.6% excluding the Modification Expense) of net patient service operating revenues in the prior-year period. Patient care costs include $2.2 million and $3.3 million for the nine months ended September 30, 2017 and 2016, respectively, of Modification Expense. Patient care costs also include $0.1 million of severance costs and $0.5 million gain on sale of assets for the nine months ended September 30, 2017. General and administrative expenses during the nine months ended September 30, 2017, were $79.9 million or 14.5% (or 12.6% excluding the Modification Expense and severance costs) of net patient service operating revenues as compared to $86.8 million or 15.8% (or 12.4% excluding the Modification Expense) of net patient service operating revenues in the prior-year period. General and administrative expenses include $9.5 million and $18.3 million for the nine months ended September 30, 2017 and 2016, respectively, of Modification Expense. General and administrative expenses also include $0.8 million in severance costs for the nine months ended September 30, 2017.

Cash Flow: Cash provided by operating activities for the third quarter of 2017 was $45.0 million as compared to $52.7 million in the prior-year period. Adjusted cash provided by operating activities less distributions to noncontrolling interests (see Reconciliation of Non-GAAP Financial Measures) for the third quarter of 2017 was $23.0 million as compared to $29.7 million in the prior-year period. Total capital expenditures for the third quarter of 2017 were $10.7 million as compared to $12.4 million in the prior-year period. Capital expenditures for the three months ended September 30, 2017 included $1.5 million for maintenance and $9.2 million for expansions and new clinic development.
Cash provided by operating activities for the nine months ended September 30, 2017 was $97.4 million as compared to $141.9 million in the prior-year period. Adjusted cash provided by operating activities less distributions to noncontrolling interests (see Reconciliation of Non-GAAP Financial Measures) for the nine months ended September 30, 2017 was $37.6 million as compared to $77.2 million in the prior-year period. Total capital expenditures for the nine months ended September 30, 2017 were $24.8 million as compared to $46.7 million in the prior-year period. Capital expenditures for the nine months ended September 30, 2017 included $5.4 million for maintenance and $19.3 million for expansions and new clinic development.

Balance Sheet: At September 30, 2017, the Company’s balance sheet included consolidated cash of $67.6 million and consolidated debt of $559.0 million, including the current portion of long-term debt. Excluding clinic-level debt not guaranteed by ARA and clinic-level cash not owned by ARA, Adjusted owned net debt (see Reconciliation of Non-GAAP Financial Measures) was $461.6 million at September 30, 2017, as compared to $438.1 million at December 31, 2016. Adjusted owned net debt to last twelve months Adjusted EBITDA less NCI leverage ratio was 4.2x at September 30, 2017. As of September 30, 2017, net patient accounts receivable was $81.2 million, and DSO for the period was 39 days as compared to 38 days for the three months ended June 30, 2017.
ARA Dialysis Patients and Charitable Premium Assistance
The Company is providing additional disclosures regarding charitable premium assistance. At September 30, 2017, approximately 14% of ARA’s patients, or 2,160 patients, received assistance from the American Kidney Fund (“AKF”), including the following:

•	131 patients received charitable premium assistance for Affordable Care Act (“ACA”) - compliant plans, including both on-exchange and off-exchange plans.

•
456 patients received charitable premium assistance for commercial health plans, with 279 patients receiving assistance for employer group health plan coverage and 177 patients receiving assistance for COBRA plan coverage.

•
1,573 patients, or approximately 73% of the total number of ARA patients receiving charitable premium assistance, received such assistance for government coverage, such as Medicare Part B and Medicare Supplemental Plans (“Medigap”).

2017 Outlook for Adjusted EBITDA less NCI:
The Company is reiterating its prior guidance for 2017 Adjusted EBITDA less NCI to be in a range of $100 million and $106 million.
The Company’s 2017 Adjusted EBITDA less NCI Outlook excludes severance costs, certain legal costs, and other future potential costs, which could include potential closure and consolidation costs, to the extent they occur during 2017.
We are not providing a quantitative reconciliation of our Non-GAAP outlook to the corresponding GAAP information because the GAAP measures that we exclude from our Non-GAAP outlook are not available without unreasonable effort on a forward-looking basis due to their unpredictability, high variability, complexity and low visibility. These excluded GAAP measures include noncontrolling interests, interest expense, income taxes, and other charges. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
Please see the “Forward-Looking Statements” section of this release for a discussion of certain risks to our outlook.
Conference Call
American Renal Associates Holdings, Inc. will hold a conference call to discuss this release on Wednesday, November 15, 2017, at 9:00 a.m. Eastern time. Investors will have the opportunity to listen to the conference call by dialing (877) 407-8029, or for international callers (201) 689-8029, or may listen over the Internet by going to the Investor Relations section at www.ir.americanrenal.com. For those who cannot listen to the live broadcast, a replay will be available and can be accessed by dialing (877) 660-6853, or for international callers (201) 612-7415. The conference ID for the live call and the replay is 13672151.
About American Renal Associates
American Renal Associates Holdings, Inc. (NYSE: ARA) is a leading provider of outpatient dialysis services in the United States. As of September 30, 2017, ARA operated 217 dialysis clinic locations in 25 states and the District of Columbia serving approximately 15,200 patients with end stage renal disease. ARA operates exclusively through a physician joint venture model, in which it partners with approximately 396 local nephrologists to develop, own and operate dialysis clinics. ARA’s Core Values emphasize taking good care of patients, providing physicians with clinical autonomy and operational support, hiring and retaining the best possible staff and providing best practices management services. For more information about American Renal Associates, visit www.americanrenal.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which have been included in reliance of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements, and the Company cannot give assurances that such statements will prove to be correct. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties, including but not limited to those risks and uncertainties described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by our reports on Form 10-Q filed or to be filed with the SEC that may cause actual results to differ materially from those that we expected.
Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among others, the following:

•
decline in the number of patients with commercial insurance, including as a result of changes to the healthcare exchanges or changes in regulations or enforcement of regulations regarding the healthcare exchanges and challenges from commercial payors or any other regulatory changes leading to changes in the ability of patients with commercial insurance coverage to receive charitable premium support;

•	decline in commercial payor reimbursement rates;

•
the ultimate resolution of the Centers for Medicare & Medicaid Services (“CMS”) Interim Final Rule published December 14, 2016 related to dialysis facilities Conditions for Coverage (CMS 3337-IFC), including an issuance of a different but related Final Rule;

•	reduction of government-based payor reimbursement rates or insufficient rate increases or adjustments that do not cover all of our operating costs;

•	our ability to successfully develop de novo clinics, acquire existing clinics and attract new physician partners;

•	our ability to compete effectively in the dialysis services industry;

•	the performance of our joint venture subsidiaries and their ability to make distributions to us;

•
changes to the Medicare ESRD program that could affect reimbursement rates and evaluation criteria, as well as changes in Medicaid or other non-Medicare government programs or payment rates, including the ESRD PPS final rule for 2018 issued on October 27, 2017;

•	federal or state healthcare laws that could adversely affect us;

•
our ability to comply with all of the complex federal, state and local government regulations that apply to our business, including those in connection with federal and state anti-kickback laws and state laws prohibiting the corporate practice of medicine or fee-splitting;

•	heightened federal and state investigations and enforcement efforts;

•	the impact of the litigation by affiliates of UnitedHealth Group, Inc., the Department of Justice inquiry, securities litigation and related matters;

•	changes in the availability and cost of erythropoietin-stimulating agents and other pharmaceuticals used in our business;

•	development of new technologies that could decrease the need for dialysis services or decrease our in-center patient population;

•	our ability to timely and accurately bill for our services and meet payor billing requirements;

•
claims and losses relating to malpractice, professional liability and other matters; the sufficiency of our insurance coverage for those claims and rising insurances costs; and any negative publicity or reputational damage arising from such matters;

•	loss of any members of our senior management;

•	damage to our reputation or our brand and our ability to maintain brand recognition;

•	our ability to maintain relationships with our medical directors and renew our medical director agreements;

•	shortages of qualified skilled clinical personnel, or higher than normal turnover rates;

•	competition and consolidation in the dialysis services industry;

•	deteriorations in economic conditions, particularly in states where we operate a large number of clinics, or disruptions in the financial markets;

•	the participation of our physician partners in material strategic and operating decisions and our ability to favorably resolve any disputes;

•	our ability to honor obligations under the joint venture operating agreements with our physician partners were they to exercise certain put rights and other rights;

•	unauthorized disclosure of personally identifiable, protected health or other sensitive or confidential information;

•	our ability to meet our obligations and comply with restrictions under our substantial level of indebtedness; and

•	the ability of our principal stockholder, whose interests may conflict with yours, to strongly influence or effectively control our corporate decisions.
The forward-looking statements made in this press release are made only as of the date of the hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the SEC.

Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this press release, the Company has presented the following Non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA less noncontrolling interests (NCI), Adjusted net income (loss) attributable to American Renal Associates Holdings, Inc., Adjusted cash provided (used) by operating activities and Adjusted owned net debt, which exclude various items detailed in the attached “Reconciliation of Non-GAAP Financial Measures.”
These Non-GAAP financial measures are not intended to replace financial performance and liquidity measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance and liquidity that management believes may enhance the evaluation of the Company's ongoing operating results. Please see “Reconciliation of Non-GAAP Financial Measures” for additional reasons for why these measures are provided.

American Renal Associates Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
(dollars in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Patient service operating revenues	$189,497	$194,857	$555,731	$555,349
Provision for uncollectible accounts	(1,786)	(1,902)	(5,003)	(4,696)
Net patient service operating revenues	187,711	192,955	550,728	550,653
Operating expenses:
Patient care costs	119,599	116,115	357,959	331,349
General and administrative	22,292	33,359	79,917	86,800
Transaction-related costs	—	—	717	2,239
Depreciation and amortization	9,438	8,687	27,894	24,616
Certain legal matters	3,481	4,042	11,714	4,042
Total operating expenses	154,810	162,203	478,201	449,046
Operating income	32,901	30,752	72,527	101,607
Interest expense, net	(7,255)	(7,372)	(22,052)	(28,571)
Loss on early extinguishment of debt	—	—	(526)	(4,708)
Income tax receivable agreement income	3,585	12,565	5,461	4,730
Income before income taxes	29,231	35,945	55,410	73,058
Income tax expense (benefit)	2,559	(101)	(555)	1,413
Net income	26,672	36,046	55,965	71,645
Less: Net income attributable to noncontrolling interests	(18,689)	(23,622)	(51,339)	(64,911)
Net income attributable to American Renal Associates Holdings, Inc.	7,983	12,424	4,626	6,734
Less: Change in the difference between the redemption value and estimated fair values for accounting purposes of the related noncontrolling interests	5	(1,752)	(13,605)	(13,885)
Net income (loss) attributable to common shareholders	$7,988	$10,672	$(8,979)	$(7,151)
Earnings (loss) per share:
Basic	$0.26	$0.35	$(0.29)	$(0.26)
Diluted	0.24	0.34	(0.29)	(0.26)
Weighted-average number of common shares outstanding:
Basic	31,095,418	30,865,350	30,997,218	27,198,297
Diluted	33,833,822	31,436,814	30,997,218	27,198,297
Cash dividends declared per share*	$—	$—	$—	$1.30

*    Paid to shareholders prior to the Company's initial public offering.

American Renal Associates Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands except per share data)

	September 30, 2017	December 31, 2016
Assets	(Unaudited)
Cash	$67,593	$100,916
Accounts receivable, less allowance for doubtful accounts of $7,937 and $8,726, respectively	81,234	81,127
Inventories	4,672	4,676
Prepaid expenses and other current assets	17,133	18,498
Income tax receivable	8,071	5,163
Total current assets	178,703	210,380
Property and equipment, net of accumulated depreciation of $146,057 and $121,242, respectively	166,890	170,118
Intangible assets, net of accumulated amortization of $23,300 and $23,489, respectively	25,488	25,626
Other long-term assets	8,636	6,753
Goodwill	572,702	573,147
Total assets	$952,419	$986,024
Liabilities and Equity
Accounts payable	$33,863	$31,127
Accrued compensation and benefits	31,767	29,103
Accrued expenses and other current liabilities	43,797	45,286
Current portion of long-term debt	44,189	48,274
Total current liabilities	153,616	153,790
Long-term debt, less current portion	514,846	522,058
Income tax receivable agreement payable	11,900	21,200
Other long-term liabilities	15,713	11,670
Deferred tax liabilities	1,110	1,278
Total liabilities	697,185	709,996
Commitments and contingencies
Noncontrolling interests subject to put provisions	110,988	130,365
Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued
Common stock, $0.01 par value; 300,000,000 shares authorized; 31,314,217 and 30,894,962 issued and outstanding at September 30, 2017 and December 31, 2016, respectively	186	184
Additional paid-in capital	94,158	95,062
Receivable from noncontrolling interests	(484)	(544)
Accumulated deficit	(124,020)	(128,646)
Accumulated other comprehensive loss, net of tax	(1,447)	(100)
Total American Renal Associates Holdings, Inc. deficit	(31,607)	(34,044)
Noncontrolling interests not subject to put provisions	175,853	179,707
Total equity	144,246	145,663
Total liabilities and equity	$952,419	$986,024

American Renal Associates Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating activities	2017	2016	2017	2016
Net income	$26,672	$36,046	$55,965	$71,645
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	9,438	8,687	27,894	24,616
Amortization of discounts, fees and deferred financing costs	469	625	1,534	2,432
Loss on extinguishment of debt	—	—	526	4,708
Stock-based compensation	1,031	12,673	14,762	23,238
Premium paid for interest rate cap agreements	—	—	(1,186)	—
Deferred taxes	1	(739)	730	(8,508)
Income tax receivable agreement income	(3,585)	(12,565)	(5,461)	(4,730)
Payment related to tax receivable agreement	—	—	(878)	—
Non-cash charge related to interest rate swap	—	(361)	173	489
Non-cash rent charges	157	844	588	1,764
Gain on disposal of assets	(567)	—	(377)	—
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(3,393)	(349)	(107)	(334)
Inventories	288	322	4	(177)
Prepaid expenses and other current assets	8,212	(2,476)	(1,425)	(1,171)
Other assets	(6)	(648)	(558)	44
Accounts payable	5,679	(238)	2,736	706
Accrued compensation and benefits	3,113	3,623	2,664	6,588
Accrued expenses and other liabilities	(2,497)	7,230	(212)	20,593
Cash provided by operating activities	45,012	52,674	97,372	141,903
Investing activities
Purchases of property, equipment and intangible assets	(10,727)	(12,438)	(24,780)	(46,659)
Proceeds from asset sales	1,075	—	1,075	—
Cash paid for acquisitions	—	(3,667)	—	(4,467)
Cash used in investing activities	(9,652)	(16,105)	(23,705)	(51,126)
Financing activities
Proceeds from issuance of common stock sold in initial public offering, net of underwriting discounts and offering expense	—	(124)	—	175,254
Proceeds from issuance of long-term debt	—	—	7,401	60,000
Cash paid for debt issuance and other financing costs	—	—	(8,542)	(1,350)
Proceeds from term loans, net of deferred financing costs	22,751	14,942	34,742	54,706
Payments on long-term debt	(26,275)	(10,234)	(48,009)	(266,040)
Dividends and dividend equivalents paid	(35)	(47)	(8,715)	(30,223)
Proceeds from exercise of stock options	147	—	683	—
Common stock repurchases for tax withholdings of net settlement equity awards	—	(285)	—	(356)
Distributions to noncontrolling interests	(21,967)	(23,012)	(60,509)	(66,985)
Contributions from noncontrolling interests	960	2,135	3,847	6,576
Purchases of noncontrolling interests	(18,347)	(8,120)	(27,854)	(8,397)
Proceeds from sales of additional noncontrolling interests	66	57	66	199
Cash used in financing activities	(42,700)	(24,688)	(106,890)	(76,616)
(Decrease) increase in cash	(7,340)	11,881	(33,223)	14,161
Cash and restricted cash at beginning of period	75,033	93,268	100,916	90,988
Cash and restricted cash at end of period	$67,693	$105,149	$67,693	$105,149
Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$251	$6,480	$1,571	$11,856
Cash paid for interest	6,676	7,121	20,111	25,721
Supplemental Disclosure of Non-Cash Financing Activities
Accrued offering expense	—	—	—	314
Tax Receivable Agreement	—	—	—	23,400
Non-Cash Dividend	—	—	—	26,232
Accrued purchases of noncontrolling interests	3,696	—	3,696	—
Liability for accrued dividend equivalent payments	167	2,278	2,711	3,818

American Renal Associates Holdings, Inc. and Subsidiaries
Unaudited GAAP, Non-GAAP, and Other Supplemental Business Metrics
(dollars in thousands except per treatment amounts)

	Three Months Ended
Dialysis Clinic Activity:	September 30, 2017	June 30, 2017	September 30, 2016
Number of clinics (as of end of period)	217	217	207
Number of de novo clinics opened (during period)	1	2	5
Number of acquired clinics (during period)	—	—	1
Sold or merged clinics (during period)	(1)	(2)	—
Signed clinics (as of end of period)	36	32	33
Patients and Treatment Volume:
Patients (as of end of period)	15,237	15,023	14,166
Treatments	551,258	542,749	516,043
Number of treatment days	79	78	79
Treatments per day	6,978	6,958	6,532
Sources of treatment growth (year over year % change):
Non-acquired growth	6.8%	8.6%	10.2%
Acquired growth	—%	0.3%	1.2%
Total treatment growth	6.8%	8.9%	11.4%
Revenue:
Patient service operating revenues	$189,497	$187,602	$194,857
Patient service operating revenues per treatment	$344	$346	$378
Net patient service operating revenues	$187,711	$185,992	$192,955
Expenses:
Adjusted Patient care costs (1)
Amount	$119,599	$117,913	$114,209
As a % of net patient service operating revenues	63.7%	63.4%	59.2%
Per treatment	$217	$217	$221
Adjusted General and administrative expenses (2)
Amount	$22,292	$23,483	$23,086
As a % of net patient service operating revenues	11.9%	12.6%	12.0%
Per treatment	$40	$43	$45
Provision for uncollectible accounts
Amount	$1,786	$1,610	$1,902
As a % of patient service operating revenues	0.9%	0.9%	1.0%
Per treatment	$3	$3	$4
Accounts receivable DSO (days)	39	38	37
Adjusted EBITDA*
Adjusted EBITDA including noncontrolling interests	$46,838	$45,900	$56,154
Adjusted EBITDA - NCI	$28,149	$27,403	$32,532
Clinical (quarterly averages):
Dialysis adequacy - % of patients with Kt/V > 1.2	98%	98%	98%
Vascular access - % catheter in use > 90 days	10%	11%	11%

*	See reconciliation of Non-GAAP Financial Measures.

(1)
Adjusted patient care costs exclude $0.5 million and $1.9 million of stock-based compensation related to modification of options at the time of the Company’s IPO during the three months ended June 30, 2017 and September 30, 2016, respectively. The three months ended June 30, 2017 also excludes $0.1 million severance expense and $0.5 million gain on sale of assets.

(2)
Adjusted general and administrative expenses exclude $2.1 million and $10.3 million of stock-based compensation related to modification of options at the time of the Company’s IPO during the three months ended June 30, 2017 and September 30, 2016, respectively. The three months ended June 30, 2017 also excludes $0.8 million severance expense.

American Renal Associates Holdings, Inc. and Subsidiaries
Net Income (Loss) per Share Reconciliation
(Unaudited)
(dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Basic
Net income attributable to American Renal Associates Holdings, Inc.	$7,983	$12,424	$4,626	$6,734
Change in the difference between the redemption value and estimated fair values for accounting purposes of the related noncontrolling interests	5	(1,752)	(13,605)	(13,885)
Net income (loss) attributable to common shareholders for basic earnings per share calculation	$7,988	$10,672	$(8,979)	$(7,151)
Weighted-average common shares outstanding	31,095,418	30,865,350	30,997,218	27,198,297
Earnings (loss) per share, basic	$0.26	$0.35	$(0.29)	$(0.26)
Diluted
Net income attributable to American Renal Associates Holdings, Inc.	$7,983	$12,424	$4,626	$6,734
Change in the difference between the redemption value and estimated fair values for accounting purposes of the related noncontrolling interests	5	(1,752)	(13,605)	(13,885)
Net income (loss) attributable to common shareholders for diluted earnings per share calculation	$7,988	$10,672	$(8,979)	$(7,151)
Weighted-average common shares outstanding, basic	31,095,418	30,865,350	30,997,218	27,198,297
Weighted-average effect of dilutive securities:
Effect of assumed exercise of stock options	2,536,750	571,464	—	—
Effect of unvested restricted stock	201,654	—	—	—
Weighted-average common shares outstanding, diluted	33,833,822	31,436,814	30,997,218	27,198,297
Earnings (loss) per share, diluted	$0.24	$0.34	$(0.29)	$(0.26)
Outstanding options excluded as impact would be anti-dilutive	1,357,957	338,538	1,988,257	336,935

American Renal Associates Holdings, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(dollars in thousands)

We use Adjusted EBITDA and Adjusted EBITDA-NCI to track our performance. “Adjusted EBITDA” is defined as net income before income taxes, interest expense, net, depreciation and amortization, as adjusted for stock-based compensation and associated payroll taxes, loss on early extinguishment of debt, transaction-related costs, certain legal matters costs, executive and management severance costs, income tax receivable agreement income and expense, management fees and gain on sale of assets. “Adjusted EBITDA-NCI” is defined as Adjusted EBITDA less net income attributable to noncontrolling interests. We believe Adjusted EBITDA and Adjusted EBITDA-NCI provide information useful for evaluating our business and a further understanding of the Company's results of operations from management's perspective. We believe Adjusted EBITDA is helpful in highlighting trends because Adjusted EBITDA excludes the results of actions that are outside the operational control of management, but can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We believe Adjusted EBITDA-NCI is helpful in highlighting the amount of Adjusted EBITDA that is available to us after reflecting the interests of our joint venture partners. Adjusted EBITDA and Adjusted EBITDA-NCI are not measures of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as measures of profitability or liquidity. In addition, Adjusted EBITDA and Adjusted EBITDA-NCI may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and Adjusted EBITDA-NCI may not be indicative of historical operating results, and we do not mean for these items to be predictive of future results of operations or cash flows. Adjusted EBITDA and Adjusted EBITDA-NCI have limitations as analytical tools, and you should not consider these items in isolation, or as substitutes for an analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA and Adjusted EBITDA-NCI:

•	do not include stock-based compensation expense, and beginning with the quarter ended June 30, 2017, do not include associated payroll taxes;

•	do not include transaction-related costs;

•
do not include depreciation and amortization—because construction and operation of our dialysis clinics requires significant capital expenditures, depreciation and amortization are a necessary element of our costs and ability to generate profits;

•	do not include interest expense—as we have borrowed money for general corporate purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows;

•	do not include income tax receivable agreement income and expense;

•	do not include loss on early extinguishment of debt;

•	do not include costs related to certain legal matters;

•	beginning with the quarter ended December 31, 2016, do not include executive and management severance costs;

•	do not include management fees;

•	do not include certain income tax payments that represent a reduction in cash available to us;

•	do not include changes in, or cash requirements for, our working capital needs; and

•	do not include gain on sale of assets.

In addition, Adjusted EBITDA is not adjusted for the portion of earnings that we distribute to our joint venture partners.
You should not consider Adjusted EBITDA and Adjusted EBITDA-NCI as alternatives to income from operations or net income, determined in accordance with GAAP, as an indicator of our operating performance, or as alternatives to cash provided by operating activities, determined in accordance with GAAP, as an indicator of cash flows or as a measure of liquidity. This presentation of Adjusted EBITDA and Adjusted EBITDA-NCI may not be directly comparable to similarly titled measures of other companies, since not all companies use identical calculations.
We use Adjusted net income attributable to American Renal Associates Holdings, Inc. because it is a useful measure to evaluate our performance by excluding the impact of certain items that we believe are not related to our normal business operations and/or are a result of changes in our liabilities from period to period. See the notes to the tables below for further explanation of the exclusion of certain items. By excluding these items, we believe Adjusted net income allows us and investors to evaluate our net income on a more consistent basis. “Adjusted net income attributable to American Renal Associates Holdings, Inc.” is defined as Net income (loss) attributable to American Renal Associates Holdings, Inc. plus or minus, as applicable, income tax receivable agreement income/expense, accounting changes in fair value of non-controlling interest puts, certain legal matter costs, and stock-based compensation due to option modifications and other transactions at the time of the Company’s initial public offering, net of taxes. We use Adjusted weighted average number of diluted shares to calculate Adjusted net income attributable to American Renal Associates Holdings, Inc. per share. Adjusted weighted average number of diluted shares outstanding is calculated using the treasury method as if certain unvested in-the-money options subject to a contingency are treated as being vested to provide investors with a calculation of the fully-diluted number of shares assuming certain pre-IPO options vested prior to their actual vesting on April 21, 2017.
We use Adjusted cash provided (used) by operating activities less distributions to NCI because it is a useful measure to evaluate the cash flow that is available to the Company for investment in property, plant and equipment, debt service, growth and other general corporate purposes. “Adjusted cash provided (used) by operating activities less distributions to noncontrolling interests” is defined as cash provided by operating activities plus transaction-related expenses less distributions to noncontrolling interests.
We use Adjusted owned net debt because it is a useful metric to evaluate the Company’s share of interests in the cash on our consolidated balance sheet and the debt of the Company. “Adjusted owned net debt” is defined as Debt (other than clinic-level debt) plus Clinic-level debt guaranteed by our wholly owned subsidiaries of American Renal Associates Holdings, Inc. less Cash (other than clinic-level cash) less the Company’s pro rata interest in Clinic-level cash.  “Owned Net Leverage” is defined as the ratio of Owned Net Debt to our trailing twelve months Adjusted EBITDA less NCI.

The following table presents the reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA-NCI for the periods indicated:

	(Unaudited)
Reconciliation of Net income to Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,		LTM (1) as of September 30, 2017
	2017	2016	2017	2016
Net income	$26,672	$36,046	$55,965	$71,645	$72,525
Interest expense, net	7,255	7,372	22,052	28,571	29,414
Income tax expense (benefit)	2,559	(101)	(555)	1,413	(2,721)
Depreciation and amortization	9,438	8,687	27,894	24,616	37,140
Transaction-related costs	—	—	717	2,239	717
Loss on early extinguishment of debt	—	—	526	4,708	526
Income tax receivable agreement income	(3,585)	(12,565)	(5,461)	(4,730)	(553)
Certain legal matters (2)	3,481	4,042	11,714	4,042	14,451
Executive and management severance costs (3)	—	—	917	—	2,567
Stock-based compensation and related payroll taxes	1,054	12,673	15,090	23,251	32,137
Gain on sale of assets	(36)	—	(553)	—	(2,017)
Management fees	—	—	—	537	—
Adjusted EBITDA (including noncontrolling interests)	$46,838	$56,154	$128,306	$156,292	$184,186
Less: Net income attributable to noncontrolling interests	(18,689)	(23,622)	(51,339)	(64,911)	(75,018)
Adjusted EBITDA-NCI	$28,149	$32,532	$76,967	$91,381	$109,168
__________________________________

(1)	Last twelve months (“LTM”) is the period beginning October 1, 2016 through September 30, 2017.

(2)
Certain legal matters costs include professional fees and other expenses associated with the Company’s handling of, and response to, the UnitedHealth litigation, the now-concluded SEC inquiry, the CMS request for information, the securities litigation, and the Company’s internal review and analysis of factual and legal issues relating to the aforementioned matters as described in our Form 10-Q for the period ended September 30, 2017. We have excluded these costs because they represent unusual fees and expenses that are not related to the usual operation of our business.

(3)	Represents executive and management severance costs.

The following table presents the reconciliation from Net income attributable to American Renal Associates Holdings, Inc. to Adjusted net income attributable to American Renal Associates Holdings, Inc. for the periods indicated:

(dollars in thousands, except per share data)
Reconciliation of Net Income Attributable to American Renal Associates Holdings, Inc. to Adjusted Net Income Attributable to American Renal Associates Holdings, Inc.:
	(Unaudited)
	Three Months Ended September 30,

	2017	2016
Net income attributable to American Renal Associates Holdings, Inc.	$7,983	$12,424
Change in the difference between the redemption value and estimated fair values for accounting purposes of the related noncontrolling interests (1)	5	(1,752)
Net income attributable to common shareholders	$7,988	$10,672

Adjustments:
Stock-based compensation due to option modification and IPO transactions (2)	—	12,179
Certain legal matters (3)	3,481	4,042
Total pre-tax adjustments	$3,481	$16,221
Tax effect	1,444	6,727
Income tax receivable agreement income	(3,585)	(12,565)
Change in the difference between the redemption value and estimated fair values for accounting purposes of the related noncontrolling interests (1)	5	(1,752)
Total adjustments, net	$(1,553)	$(1,319)
Adjusted net income attributable to American Renal Associates Holdings, Inc.	$6,435	$9,353

Basic shares outstanding	31,095,418	30,865,350
Adjusted effect of dilutive stock options (4)	2,738,404	3,116,146
Adjusted weighted average number of diluted shares used to compute adjusted net income attributable to American Renal Associates Holdings, Inc. per share (4)	33,833,822	33,981,496
Adjusted net income attributable to American Renal Associates Holdings, Inc. per share	$0.19	$0.28
__________________________

(1)	Changes in fair values of contractual noncontrolling interest put provisions are related to certain put rights that may be accelerated as a result of the IPO.

(2)
Stock-based compensation due to option modification and other transactions at the time of the IPO which were expensed within 12 months after the IPO have been excluded since they arose based on transactions that are not expected to occur in the future.

(3)
Certain legal matters costs include professional fees and other expenses associated with the Company’s handling of, and response to, the UnitedHealth litigation, the now-concluded SEC inquiry, the CMS request for information, the securities litigation, and the Company’s internal review and analysis of factual and legal issues relating to the aforementioned matters as described in our Form 10-Q for the period ended September 30, 2017. We have excluded these costs because they represent unusual fees and expenses that are not related to the usual operation of our business.

(4)
For the three months ended September 30, 2016, adjusted weighted average number of diluted shares outstanding calculated using the treasury method as if 2.5 million shares related to unvested in-the-money options subject to a contingency are vested.

American Renal Associates Holdings, Inc. and Subsidiaries
Unaudited Supplemental Cash Flow
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cash provided by operating activities	$45,012	$52,674	$97,372	$141,903
Plus:
Transaction-related costs (1)	—	—	717	2,239
Adjusted cash provided by operating activities	$45,012	$52,674	$98,089	$144,142
Distributions to noncontrolling interests	(21,967)	(23,012)	(60,509)	(66,985)
Adjusted cash provided by operating activities less distributions to NCI	$23,045	$29,662	$37,580	$77,157
Capital expenditure breakdown:
Routine and maintenance capital expenditures	$1,522	$2,712	$5,436	$8,460
Development capital expenditures	9,205	9,726	19,344	38,199
Total capital expenditures	$10,727	$12,438	$24,780	$46,659

American Renal Associates Holdings, Inc. and Subsidiaries
Unaudited Supplemental Leverage Statistics
(dollars in thousands)

	As of September 30, 2017
	Total ARA	ARA "Owned"
Cash (other than clinic-level cash)	$1,916	$1,916
Clinic-level cash	65,677	34,424
Total cash	$67,593	$36,340
Debt (other than clinic-level debt)	$441,637	$441,637
Clinic-level debt	127,262	66,123
Unamortized debt discounts and fees	(9,864)	(9,864)
Total debt	$559,035	$497,896
Adjusted owned net debt (total debt - total cash)		$461,556
Adjusted EBITDA less NCI, LTM		$109,168
Leverage ratio (2)		4.2x
_________________________

(1)
Transaction-related costs due to the IPO and debt refinancing in the nine months ended September 30, 2016 and the debt refinancing in the nine months ended September 30, 2017, including accounting, valuation, legal and other consulting and professional fees.

(2)	Leverage ratio calculated as follows: Adjusted owned net debt divided by Adjusted EBITDA less NCI, last twelve months.

American Renal Associates Holdings, Inc. Contact:
Darren Lehrich, SVP Strategy & Investor Relations
Telephone: (978)-522-6063; Email: dlehrich@americanrenal.com